EXHIBIT 3.1


                           CERTIFICATE OF DESIGNATIONS

                                       of


                   SERIES D SENIOR CONVERTIBLE PREFERRED STOCK

                                       of

                              COMFORCE CORPORATION

                           (Pursuant to Section 151 of
                      the Delaware General Corporation Law)


         COMFORCE Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES THAT the following Resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware and pursuant to authority expressly vested in it by the provisions of its Certificate of Incorporation, as amended, at a duly called meeting of its Board of Directors held on May 6, 1996 at which a quorum was present:

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, as amended, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share, of the Corporation and hereby states the designations and authorized number of shares of such Preferred Stock, and fixes the relative rights, preferences, and limitations thereof, as follows:

                  Series D Senior Convertible Preferred Stock:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series D Senior Convertible Preferred Stock" (the "Series D Preferred Stock") and the number of shares constituting the Series D Preferred Stock shall be Fifteen Thousand (15,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series D Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights, or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series D Preferred Stock.

                  Section 2. Dividends and Distributions.


         (A) The holders of shares of Series D Preferred Stock, in preference to the holders of Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation, of any other series of stock that has shares issued and outstanding on the date this Certificate of Designations is filed with the Secretary of State of Delaware and of any other junior stock, shall be entitled to receive, out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August, and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date (the "First Dividend Payment Date") after the date (the "First Issuance Date") of the first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share equal to Fifteen Dollars ($15.00).


         (B) Dividends shall be cumulative and shall begin to accrue on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series D Preferred Stock shall have no voting rights whatsoever except as otherwise specifically provided by the General Corporation Law of the State of Delaware.

         Section 4.  Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series D Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series D Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series D Preferred Stock; provided that the Corporation may at any time declare or pay dividends on any such junior stock payable in shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation, or winding up) to the Series D Preferred Stock; or

                           (ii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series D Preferred Stock; provided that the Corporation may at any time redeem, purchase, or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation, or winding up) to the Series D Preferred Stock.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever or converted into Common Stock in accordance with this Certificate of Designations shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock, par value $0.01 per share, or any similar stock or as otherwise required by law.

         Section 6. Liquidation, Dissolution, or Winding Up. Upon any liquidation, dissolution, or winding up of the Corporation, no distribution shall be made to the holder of shares of Common Stock, of any other series of stock that has shares issued and outstanding on the date this Certificate of Designations is filed with the Secretary of State of Delaware and of any other stock ranking junior (upon liquidation, dissolution, or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received One Thousand Dollars ($1,000) per share (the "Liquidation Value"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. If upon such liquidation, dissolution or winding up of the Corporation the amount available for distribution to the holders of the Series D Preferred Stock shall be insufficient to permit the payment in full to such holders of the amounts to which they are otherwise entitled, then such amount shall be paid ratably among the shares of Series D Preferred Stock. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the payments to be made with respect to a share of Series D Preferred Stock and the place where said payments shall be payable, shall be given by mail, postage prepaid, not less than Twenty (20) days prior to the payment date stated therein, to the holders of record of the Series D Preferred Stock, such notice to be addressed to each such holder at the holder's address as shown in the records of the Corporation.


         Section 7. Redemption. The shares of Series D Preferred Stock shall not be redeemable.

         Section 8.  Conversion.

                  (A) Optional Conversion By Holder. Each holder of a share of Series D Preferred Stock shall have the right, at the option of the holder, at any time and from time to time, to convert such share into fully paid and nonassessable shares of Common Stock, based on the Conversion Price as described herein. In order for a holder of a share of Series D Preferred Stock to exercise the conversion option granted by this subsection with respect to any shares of Series D Preferred Stock, the holder thereof shall surrender the certificate or certificates therefor to the Corporation, duly endorsed in blank for transfer, accompanied by a written notice of the election to convert such shares of Series D Preferred Stock or a portion thereof executed on such form as may be prescribed from time to time by the Corporation.

                  (B) Optional Conversion by the Corporation. At any time after the first anniversary of the First Issuance Date, the Corporation may convert all of shares of Series D Preferred Stock then outstanding into shares of Common Stock based on the Conversion Price as described herein. Notwithstanding the foregoing, the Corporation shall not have any right to convert shares under this subsection unless during a period of at least twenty consecutive days occurring prior to the date notice of the conversion is given, the closing sale price of shares of Common Stock has been on each such day equal to or greater than Twenty Dollars ($20) per share, based on the price as quoted on the American Stock Exchange, or if the Common Stock is not listed on such exchange, on any other exchange or the NASDAQ National Market System on which the Common Stock is listed.

                  (C)  Automatic  Conversion.  Each share of Series D  Preferred
Stock outstanding on the fifth anniversary of the First Issuance Date shall automatically, with no further action on the part of the holders thereof or the Corporation, be converted into and become Common Stock based on the Conversion Price as described herein.

                  (D) Mechanics of Conversion by the Corporation and Automatic Conversion. In the event (i) the Corporation exercises its right to convert the shares of Series D Preferred Stock into shares of Common Stock or (ii) the shares of Series D Preferred Stock are automatically converted into shares of Common Stock, written notice (the "Conversion Notice") shall be given by the Corporation by mail, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which the Conversion Notice is given) of shares of Series D Preferred Stock notifying such holder of the conversion and specifying the number of shares of Common Stock into which each share of Series D Preferred Stock has been converted, the place where the certificates evidencing shares of Series D Preferred Stock should be delivered and the procedures that should be followed in delivering the certificates so that certificates evidencing the shares of Common Stock into which the Series D Preferred Stock has been converted will be issued to such holder. The Conversion Notice shall be addressed to each holder at the holder's address as shown by the records of the Corporation. From and after the time that the shares of Series D Preferred Stock are so converted into shares of Common Stock, certificates evidencing the shares of Series D Preferred Stock, until they are delivered to the Corporation in accordance with the instructions set forth in the Conversion Notice, shall evidence the shares of Common Stock into which the shares of Series D Preferred Stock have been converted. Following any such conversion of the shares of Series D Preferred Stock into shares of Common Stock, the Corporation shall not issue any more shares of Series D Preferred Stock.

                  (E) Conversion Price. All shares of Series D Preferred Stock converted hereunder shall be converted into a number of shares of Common Stock that is equal to the quotient of (i) the Liquidation Value of the shares of Series D Preferred Stock converted and (ii) the Conversion Price, subject to adjustment for fractional shares as provided below. The initial Conversion Price under this Certificate of Designations shall be Twelve Dollars ($12), which price shall be subject to adjustment as set forth below. For purposes of this Section, to the extent that the Corporation does not at its option within fifteen (15) days after shares of Series D Preferred Stock are converted hereunder, pay any accrued and unpaid dividends with respect to those shares of Series D Preferred Stock, whether or not declared, the amount of such accrued and unpaid dividends shall be added to and be deemed to be a part of the Liquidation Value of those shares.

                  (F) Issuance of Shares of Common Stock upon Conversion. Upon any conversion of shares of Series D Preferred Stock as provided above, as soon as practicable after the surrender of the certificates evidencing the shares and after compliance with all other procedures relating thereto, the Corporation shall cause to be issued and delivered, at its office or the office of its transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock and, with respect to any fraction of a share otherwise issuable upon such conversion, a dollar amount for such fraction of a share calculated based on a per share value of Twelve Dollars ($12) per share. Except as otherwise provided in subsection (D) of this Section, such conversion shall be deemed to have been effected on the date on which the certificate for such shares of Series D Preferred Stock have been surrendered and all other actions required to effect such conversion in accordance with the terms set forth herein have been taken, and the person in whose name any certificate or certificates for shares of common stock are issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares of Common Stock represented thereby.

                  (G) Stock Dividends, etc. In the event the Corporation shall, at any time prior to the conversion of all outstanding shares of Series D Preferred Stock, declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Conversion Price shall be adjusted effective at the time of such event by multiplying the Conversion Price in effect immediately prior to such event by a fraction, the denominator of which is the number of shares of Common Stock outstanding immediately after such event and the numerator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. The Corporation shall give the holders of record of Series D Preferred Stock notice of any such adjustment to the Conversion Price by mail, postage prepaid, addressed to each such holder at the holder's address as shown by the records of the Corporation.
                  (H) Other Adjustments. If at any time after the date hereof the Corporation shall, through merger or consolidation or otherwise, change its shares of Common Stock into different securities or property, then the Conversion Price per share and the other terms of conversion shall be equitably adjusted in such manner, or such other equitable adjustments shall be made, as the Board of Directors in its sole discretion determines to be appropriate. The Corporation shall give the holders of record of the Series D Preferred Stock written notice of any such adjustments made by the Board of Directors, which notice shall be given by mail, postage prepaid, addressed to each such holder at the holder's address as shown by the records of the Corporation.

         IN WITNESS WHEREOF, COMFORCE Corporation has caused its corporate seal to be hereunder affixed and this certificate to be executed on behalf of the Corporation by its President and its Secretary this 7th day of May, 1996.

                                     COMFORCE CORPORATION


                                     By:____________________________
                                              President

SEAL
                                     By:____________________________
                                              Secretary